Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-114744 on Form S-8 of our report dated June 26, 2009, relating to the financial statement of AB Car Rental Services, Inc. Retirement Savings Plan For Bargaining Hourly Employees as of December 31, 2008, appearing in this Annual Report on Form 11-K of AB Car Rental Services, Inc. Retirement Savings Plan For Bargaining Hourly Employees for the year ended December 31, 2009.

/s/ Deloitte & Touche LLP
New York, New York
June 29, 2010

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